Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2019 Financial Results

TYSONS CORNER, Va., January 28, 2020 — MicroStrategy® (Nasdaq: MSTR), a global leader in enterprise analytics software and services, today announced financial results for the three-month period ended December 31, 2019 (the fourth quarter of its 2019 fiscal year).

“Our fourth quarter performance highlights increased customer adoption of our cloud offerings and our breakthrough HyperIntelligence® product. We’re seeing customers deploy an impressive variety and scale of HyperIntelligence use cases, reflecting the product’s ability to bring intelligence to more users, making them significantly faster and smarter,” said Michael J. Saylor, CEO, MicroStrategy Incorporated.

Mr. Saylor continued, “Optimized for the cloud, our open, comprehensive enterprise analytics platform, combined with our expert services, has been resonating in the market. As we look at the year ahead, we will remain focused on driving new and existing customer adoption of our latest platform – MicroStrategy 2020™ – leading with our HyperIntelligence and cloud offerings.”

Fourth Quarter 2019 Financial Highlights

•

Revenues: Total revenues for the fourth quarter of 2019 were $133.5 million, a 1.2% increase, or a 2.7% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2018. Product licenses and subscription services revenues for the fourth quarter of 2019 were $37.3 million, a 2.5% decrease, or a 0.4% decrease on a non-GAAP constant currency basis, compared to the fourth quarter of 2018. Product support revenues for the fourth quarter of 2019 were $74.7 million, a 1.4% increase, or a 2.7% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2018. Other services revenues for the fourth quarter of 2019 were $21.5 million, a 7.5% increase, or an 8.6% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2018.

•	Gross Profit: Gross profit for the fourth quarter of 2019 was $108.9 million, representing an 81.6% gross margin, compared to a gross margin of 80.4% in the fourth quarter of 2018.

•	Operating Expenses: Operating expenses for the fourth quarter of 2019 were $99.3 million, an 8.2% decrease compared to the fourth quarter of 2018.

•

Income (Loss) from Operations: Income from operations for the fourth quarter of 2019 was $9.6 million versus loss from operations of $2.2 million for the fourth quarter of 2018. Non-GAAP income from operations, which excludes share-based compensation expense, was $12.0 million for the fourth quarter of 2019 versus $1.3 million for the fourth quarter of 2018.

•

Net Income: Net income for the fourth quarter of 2019 was $12.2 million, or $1.18 per share on a diluted basis, as compared to net income of $3.3 million, or $0.30 per share on a diluted basis, for the fourth quarter of 2018.

•

Cash and Short-term Investments: As of December 31, 2019, MicroStrategy had cash and cash equivalents and short-term investments of $565.6 million, as compared to $576.1 million as of December 31, 2018, a decrease of $10.5 million. During the fourth quarter of 2019, MicroStrategy repurchased 159,695 shares of its class A common stock for an aggregate purchase price of approximately $24.5 million. As of December 31, 2019, MicroStrategy had 8.1 million shares of class A common stock and 2.0 million shares of class B common stock outstanding.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP financial measures for the three and twelve months ended December 31, 2019 and 2018. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below.

MicroStrategy adopted Accounting Standards Update No. 2016-02, Leases (Topic 842), and its subsequent amendments (“ASU 2016-02”), effective January 1, 2019. Comparative prior period consolidated financial statements have not been restated and are not directly comparable to the current period consolidated financial statements.

MicroStrategy uses its Intelligent Enterprise™ platform across the enterprise and has created an interactive dossier with quarterly financial performance data. Anyone can access the MSTR Financials dossier via a web browser, or by downloading the MicroStrategy Library™ app on an iOS or Android device. To download the native apps, visit MicroStrategy Library for iPad, MicroStrategy Library for iPhone, or MicroStrategy Library for Android tablet and smartphone.

Recent Business Highlights

The following are some key business highlights from the fourth quarter of 2019:

•

A number of Fortune Global 500 companies, as well as numerous leading brands such as The Co-operators, Saint-Gobain, and Swiss Medical, purchased HyperIntelligence and are moving to empower their front-line employees with actionable insights.

•

MicroStrategy announced that it will host its 23rd annual user conference, MicroStrategy World™ 2020, from February 4 to February 6, 2020 in Orlando, Fla. Attendees will get a first look at the newest features and capabilities of MicroStrategy 2020, including new ways to experience HyperIntelligence, try new Dossier® authoring tools for content creators, learn about the federated analytics connectors to Jupyter and RStudio for data scientists, and more. Attendees will learn how MicroStrategy 2020 together with innovative uses of artificial intelligence (“AI”), mobility, and cloud technologies can be deployed to significantly boost productivity and drive greater analytics adoption across the enterprise.

•

MicroStrategy released the results of its “2020 Global State of Enterprise Analytics” report revealing that, despite 94% of organizations believing data and analytics is important to their digital transformation and business growth, most are not enabling a data-driven culture. Among the many findings, the report revealed that for 60% of employees, it takes hours or days to get the information they need, while only 3% can find information in seconds.

•

MicroStrategy published its “10 Enterprise Analytics Trends to Watch in 2020” report. In collaboration with leading analysts and influencers from Forrester, IDC, Constellation Research, Ventana Research and others, the annual MicroStrategy compilation highlights trends and insights that range from AI and mobile intelligence, to the explosion of data and data sources, to some very human factors including a predicted shortage of data and analytics talent.

•

MicroStrategy launched a new technology partnership with DataRobot, a leader in enterprise AI, designed to make it easier for businesses to integrate AI into their most popular applications and core processes by leveraging HyperIntelligence cards to deliver AI-driven insights and recommendations. HyperIntelligence seamlessly injects trusted and predictive analytics directly into popular business applications on both web and mobile – including Google’s G Suite, Microsoft Office 365, and SaaS applications such as Salesforce, Workday, and Confluence – making it possible to instantly reveal insights to users without interrupting their existing workflows.

•

MicroStrategy introduced innovations that aim to significantly boost productivity and drive analytics adoption to 100%. HyperIntelligence for Mobile is designed to provide the speed and agility that users need to make important decisions and take action quickly outside of the office.

•

MicroStrategy announced that 94% of survey respondents in The BI Survey 19, the industry’s largest independent global survey of BI users, recommend MicroStrategy. Conducted by the Business Application Research Center, The BI Survey 19 ranked MicroStrategy first in self-service, visual analysis, and location intelligence among the large global enterprise BI platforms peer group. In addition, MicroStrategy was rated a leader in its peer groups for business value, business benefits, mobile BI, innovation, functionality, dashboards, query performance, and distribution of reports.

Conference Call

MicroStrategy will be discussing its fourth quarter 2019 financial results on a conference call today beginning at approximately 5:00 p.m. EST. To access the conference call, dial (844) 824-7425 (domestically) or (716) 220-9429 (internationally) and use conference ID 6574498. A live and archived webcast will be available under the “Events” section on MicroStrategy’s investor relations website at https://ir.microstrategy.com/events-presentations. A replay of the conference call will be available beginning approximately two hours after the call concludes until February 4, 2020 at (855) 859-2056 (domestically) or (404) 537-3406 (internationally) using the passcode 6574498.

Non-GAAP Financial Measures

MicroStrategy is providing supplemental financial measures for (i) non-GAAP income (loss) from operations that excludes the impact of share-based compensation arrangements, (ii) non-GAAP net income and non-GAAP diluted earnings per share that exclude the impact from the U.S. Tax Cuts and Jobs Act (the “U.S. tax reform”) in the third quarter of 2018 and the sale of the Voice.com domain name (the “Domain Name Sale”) in the second quarter of 2019, and (iii) non-GAAP constant currency revenues that exclude foreign currency exchange rate fluctuations. These supplemental financial measures are not measurements of financial performance under generally accepted accounting principles in the United States (“GAAP”) and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

MicroStrategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies. The second set of supplemental financial measures excludes the impact from the U.S. tax reform, which was a one-time tax charge, and the Domain Name Sale, which is outside of MicroStrategy’s normal business operations. The third set of supplemental financial measures excludes changes resulting from fluctuations in foreign currency exchange rates so that results may be compared to the same period in the prior year on a non-GAAP “constant currency” basis. MicroStrategy believes the use of these non-GAAP financial measures can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is a global leader in enterprise analytics software and services. Our vision is to enable Intelligence Everywhere™. MicroStrategy provides modern analytics on an open, comprehensive enterprise platform used by many of the world’s most admired brands in the Fortune Global 500. Optimized for cloud and on-premises deployments, the platform features HyperIntelligence, a breakthrough technology that overlays actionable enterprise data on popular business applications to help users make smarter, faster decisions. For more information about MicroStrategy, visit www.microstrategy.com.

MicroStrategy, HyperIntelligence, MicroStrategy 2020, Intelligent Enterprise, MicroStrategy Library, MicroStrategy World, Dossier, and Intelligence Everywhere are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 2020; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; fluctuations in tax benefits or provisions; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; a substantial customer shift from a product license model to a cloud-based subscription model; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MSTR - F

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$30,087	$31,200	$87,471	$88,057
Subscription services	7,252	7,084	29,394	29,570

Total product licenses and subscription services	37,339	38,284	116,865	117,627
Product support	74,722	73,662	292,035	296,216
Other services	21,470	19,971	77,427	83,795

Total revenues	133,531	131,917	486,327	497,638

Cost of revenues
Product licenses	534	609	2,131	4,864
Subscription services	4,185	3,667	15,161	13,620

Total product licenses and subscription services	4,719	4,276	17,292	18,484
Product support	6,607	5,557	28,317	20,242
Other services	13,310	16,052	54,365	60,773

Total cost of revenues	24,636	25,885	99,974	99,499

Gross profit	108,895	106,032	386,353	398,139

Operating expenses
Sales and marketing	50,267	57,783	191,235	205,525
Research and development	25,987	28,028	109,423	102,499
General and administrative	23,013	22,378	86,697	86,134

Total operating expenses	99,267	108,189	387,355	394,158

Income (loss) from operations	9,628	(2,157)	(1,002)	3,981
Interest income, net	2,389	3,157	10,909	11,855
Other (expense) income, net	(2,361)	981	28,356	4,646

Income before income taxes	9,656	1,981	38,263	20,482
(Benefit from) provision for income taxes	(2,511)	(1,320)	3,908	(2,019)

Net income	$12,167	$3,301	$34,355	$22,501

Basic earnings per share (1):	$1.19	$0.30	$3.35	$1.98

Weighted average shares outstanding used in computing basic earnings per share	10,208	11,129	10,256	11,375

Diluted earnings per share (1):	$1.18	$0.30	$3.33	$1.97

Weighted average shares outstanding used in computing diluted earnings per share	10,301	11,151	10,328	11,412

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.
*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2019	2018*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$456,727	$109,924
Restricted cash	1,089	862
Short-term investments	108,919	466,186
Accounts receivable, net	163,516	171,359
Prepaid expenses and other current assets	23,195	30,068

Total current assets	753,446	778,399

Property and equipment, net	50,154	51,919
Right-of-use assets	85,538	0
Deposits and other assets	8,024	8,134
Deferred tax assets, net	19,409	17,316

Total Assets	$916,571	$855,768

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses, and operating lease liabilities	$33,919	$33,684
Accrued compensation and employee benefits	48,792	48,045
Deferred revenue and advance payments	187,107	176,540

Total current liabilities	269,818	258,269
Deferred revenue and advance payments	4,344	6,469
Operating lease liabilities	103,424	0
Other long-term liabilities	30,400	61,262
Deferred tax liabilities	26	37

Total Liabilities	408,012	326,037

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 15,888 shares issued and 8,081 shares outstanding, and 15,837 shares issued and 8,552 shares outstanding, respectively	16	16
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 2,035 shares issued and outstanding, and 2,035 shares issued and outstanding, respectively	2	2
Additional paid-in capital	593,583	576,957
Treasury stock, at cost; 7,807 shares and 7,285 shares, respectively	(658,880)	(586,161)
Accumulated other comprehensive loss	(9,651)	(10,217)
Retained earnings	583,489	549,134

Total Stockholders’ Equity	508,559	529,731

Total Liabilities and Stockholders’ Equity	$916,571	$855,768

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31,
	2019	2018*
	(unaudited)
Operating activities:
Net income	$34,355	$22,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,699	3,701
Sales allowances and bad debt	124	1,912
Net realized loss on short-term investments	41	153
Deferred taxes	(2,614)	(8,274)
Release of liabilities for unrecognized tax benefits	(2,837)	0
Share-based compensation expense	10,209	14,636
Changes in operating assets and liabilities:
Accounts receivable	(3,672)	(8,357)
Prepaid expenses and other current assets	6,415	(6,561)
Deposits and other assets	761	(1,201)
Accounts payable and accrued expenses	(7,321)	3,378
Accrued compensation and employee benefits	(2,658)	5,116
Deferred revenue and advance payments	20,836	(22,126)
Operating lease liabilities	(8,620)	0
Other long-term liabilities	(851)	5,749

Net cash provided by operating activities	60,867	10,627

Investing activities:
Proceeds from redemption of short-term investments	684,356	491,800
Purchases of property and equipment	(10,182)	(6,846)
Purchases of short-term investments	(320,487)	(694,018)

Net cash provided by (used in) investing activities	353,687	(209,064)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	6,569	2,471
Purchases of treasury stock	(72,719)	(110,977)
Payments on capital lease obligations and other financing arrangements prior to the adoption of ASU 2016-02	0	(9)

Net cash used in financing activities	(66,150)	(108,515)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,374)	(3,444)

Net increase (decrease) in cash, cash equivalents, and restricted cash	347,030	(310,396)
Cash, cash equivalents, and restricted cash, beginning of period	110,786	421,182

Cash, cash equivalents, and restricted cash, end of period	$457,816	$110,786

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$30,087	$31,200	$87,471	$88,057
Subscription services	7,252	7,084	29,394	29,570

Total product licenses and subscription services	37,339	38,284	116,865	117,627

Product support	74,722	73,662	292,035	296,216
Other services:
Consulting	19,524	17,611	69,659	74,609
Education	1,946	2,360	7,768	9,186

Total other services	21,470	19,971	77,427	83,795

Total revenues	133,531	131,917	486,327	497,638

Cost of revenues
Product licenses and subscription services:
Product licenses	534	609	2,131	4,864
Subscription services	4,185	3,667	15,161	13,620

Total product licenses and subscription services	4,719	4,276	17,292	18,484

Product support	6,607	5,557	28,317	20,242
Other services:
Consulting	11,668	13,746	47,664	53,605
Education	1,642	2,306	6,701	7,168

Total other services	13,310	16,052	54,365	60,773

Total cost of revenues	24,636	25,885	99,974	99,499

Gross profit	$108,895	$106,032	$386,353	$398,139

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31,	December 31,
	2019	2018*
	(unaudited)
Current:
Deferred product licenses revenue	$481	$1,768
Deferred subscription services revenue	16,561	13,508
Deferred product support revenue	161,670	152,501
Deferred other services revenue	8,395	8,763

Total current deferred revenue and advance payments	$187,107	$176,540

Non-current:
Deferred product licenses revenue	$293	$542
Deferred subscription services revenue	97	2,384
Deferred product support revenue	3,417	3,091
Deferred other services revenue	537	452

Total non-current deferred revenue and advance payments	$4,344	$6,469

Total current and non-current:
Deferred product licenses revenue	$774	$2,310
Deferred subscription services revenue	16,658	15,892
Deferred product support revenue	165,087	155,592
Deferred other services revenue	8,932	9,215

Total current and non-current deferred revenue and advance payments	$191,451	$183,009

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

EXCLUSION OF SHARE-BASED COMPENSATION EXPENSE

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP income (loss) from operations:
Income (loss) from operations	$9,628	$(2,157)	$(1,002)	$3,981
Share-based compensation expense	2,322	3,504	10,209	14,636

Non-GAAP income from operations	$11,950	$1,347	$9,207	$18,617

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

EXCLUSION OF U.S. TAX REFORM AND DOMAIN NAME SALE

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP net income:
Net income	$12,167	$3,301	$34,355	$22,501
Measurement period adjustment related to U.S. tax reform	0	0	0	(3,106)
Gain from Domain Name Sale, net of tax	0	0	(21,778)	0

Non-GAAP net income	$12,167	$3,301	$12,577	$19,395

Reconciliation of non-GAAP diluted earnings per share:
Diluted earnings per share	$1.18	$0.30	$3.33	$1.97
Measurement period adjustment related to U.S. tax reform (per diluted share)	0.00	0.00	0.00	(0.27)
Gain from Domain Name Sale, net of tax (per diluted share)	0.00	0.00	(2.11)	0.00

Non-GAAP diluted earnings per share	$1.18	$0.30	$1.22	$1.70

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

CONSTANT CURRENCY

(in thousands)

	Three Months Ended
	December 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2019	2019	2019	2018	2019	2019
Revenues
Product licenses	$30,087	$(781)	$30,868	$31,200	-3.6%	-1.1%
Subscription services	7,252	(15)	7,267	7,084	2.4%	2.6%
Total product licenses and subscription services	37,339	(796)	38,135	38,284	-2.5%	-0.4%
Product support	74,722	(924)	75,646	73,662	1.4%	2.7%
Other services	21,470	(221)	21,691	19,971	7.5%	8.6%
Total revenues	133,531	(1,941)	135,472	131,917	1.2%	2.7%

	Twelve Months Ended
	December 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP % Change	Non-GAAP Constant Currency % Change (3)
	2019	2019	2019	2018	2019	2019
Revenues
Product licenses	$87,471	$(3,642)	$91,113	$88,057	-0.7%	3.5%
Subscription services	29,394	(333)	29,727	29,570	-0.6%	0.5%
Total product licenses and subscription services	116,865	(3,975)	120,840	117,627	-0.6%	2.7%
Product support	292,035	(7,110)	299,145	296,216	-1.4%	1.0%
Other services	77,427	(2,091)	79,518	83,795	-7.6%	-5.1%
Total revenues	486,327	(13,176)	499,503	497,638	-2.3%	0.4%

(1)

The “Foreign Currency Exchange Rate Impact” reflects the estimated impact from fluctuations in foreign currency exchange rates on international revenues. It shows the increase (decrease) in international revenues from the same period in the prior year, based on comparisons to the prior year quarterly average foreign currency exchange rates. The term “international” refers to operations outside of the United States and Canada.

(2)	The “Non-GAAP Constant Currency” reflects the current period GAAP amount, less the Foreign Currency Exchange Rate Impact.
(3)	The “Non-GAAP Constant Currency % Change” reflects the percentage change between the current period Non-GAAP Constant Currency amount and the GAAP amount for the same period in the prior year.

MICROSTRATEGY INCORPORATED

WORLDWIDE EMPLOYEE HEADCOUNT

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Subscription services	69	66	62	54	56
Product support	219	231	234	224	202
Consulting	392	390	404	429	452
Education	38	38	40	50	47
Sales and marketing	597	616	637	675	707
Research and development	743	775	764	733	716
General and administrative	338	337	336	329	348

Total headcount	2,396	2,453	2,477	2,494	2,528